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                                  Exhibit 99(a)


                                Form of proxy for
                         Annual Meeting of Shareholders
                          of Park National Corporation
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/X/ PLEASE MARK                 REVOCABLE PROXY
    VOTES AS IN THIS
    EXAMPLE

                            PARK NATIONAL CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder(s) of common shares of Park National Corporation, an Ohio corporation (the "Company"), hereby constitutes and appoints Tamala Longaberger Kaido, Phillip T. Leitnaker and John J. O'Neill, or any of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on April 21, 1997, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, at 2:00 p.m., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

         1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 28, 1996, AS AMENDED BY THE AMENDMENT TO AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 10, 1997 (COLLECTIVELY, THE "MERGER AGREEMENT"), BETWEEN THE COMPANY AND FIRST-KNOX BANC CORP. ("FIRST- KNOX") AND APPROVE THE MERGER OF FIRST-KNOX WITH AND INTO THE COMPANY CONTEMPLATED THEREBY (THE "MERGER"). UPON CONSUMMATION OF THE MERGER, EACH OUTSTANDING COMMON SHARE OF FIRST-KNOX (OTHER THAN COMMON SHARES OWNED DIRECTLY BY THE COMPANY, FIRST-KNOX OR ANY
SUBSIDIARY OF THE COMPANY OR FIRST-KNOX AND COMMON SHARES AS TO WHICH DISSENTERS' RIGHTS ARE PERFECTED) WILL BE CONVERTED INTO THE RIGHT TO RECEIVE A NUMBER OF COMMON SHARES OF THE COMPANY EQUAL TO THE EXCHANGE RATIO (AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS WHICH ACCOMPANIES THIS PROXY
CARD).


         / / FOR                      / / AGAINST                   / / ABSTAIN

         2. IF THE MERGER AGREEMENT IS ADOPTED, TO ADOPT THE PROPOSED AMENDMENT TO SUBSECTION 2.02(A) OF THE COMPANY'S REGULATIONS TO DECREASE THE MAXIMUM ALLOWABLE NUMBER OF DIRECTORS FROM 25 TO 16.

         / / FOR                      / / AGAINST                   / / ABSTAIN


         3. TO ELECT AS DIRECTORS OF THE COMPANY ALL OF THE NOMINEES LISTED BELOW TO SERVE FOR TERMS OF THREE YEARS EACH (EXCEPT AS MARKED TO THE CONTRARY BELOW.)*

         / /  FOR                                   / /  WITHHOLD                            / /  FOR ALL EXCEPT




                  R. William Geyer                           William A. Phillips
                  William T. McConnell                       John L. Warner


 *INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

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         4. TO ADOPT THE PROPOSED AMENDMENT TO ARTICLE SIXTH OF THE COMPANY'S
ARTICLES OF INCORPORATION TO ELIMINATE PRE-EMPTIVE RIGHTS IN RESPECT OF THE OFFERING OR SALE OF COMMON SHARES HELD AS TREASURY SHARES.

         / / FOR                      / / AGAINST                 / / ABSTAIN

         5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.



Please be sure to sign and date                         Date________________
this Proxy in the box below.

_____________________________________________________________________________
             Shareholder sign above - Co-holder (if any) sign above



     (OVER)

-------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided


                           PARK NATIONAL CORPORATION


         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF THE NOMINEES LISTED IN ITEM NO. 3 AS DIRECTORS OF THE COMPANY AND FOR PROPOSALS NO. 1, 2 AND 4.

         WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 3 AS DIRECTORS OF THE COMPANY AND FOR PROPOSALS NO. 1, 2 AND 4. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.


         ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE ABOVE SIGNED ARE HEREBY REVOKED. The above signed acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus for the April 21, 1997 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 1996.

         Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy card.)


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                PARK NATIONAL CORPORATION. PLEASE ACT PROMPTLY--
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY



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